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                                                                    EXHIBIT 5.1


                               November 12, 1999


Jabil Circuit, Inc.
10560 9th Street North
St. Petersburg, Florida 33716

         Re: Registration Statement on Form S-3

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-3, filed by Jabil Circuit, Inc. (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Securities Act") an aggregate amount of 5,124,146 shares (the "Shares") of authorized common stock, par value $.001 per share, of the Company being offered for sale for the benefit of the selling stockholders named in the Registration Statement. We understand that the Shares are to be sold from time to time on the New York Stock Exchange at prevailing prices or as otherwise described in the Registration Statement.

         In connection with the above registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part of the Registration Statement, and any amendments thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,

                                             HOLLAND & KNIGHT LLP